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                                                                 EXHIBIT 10.10

                                PROMISSORY NOTE

                                                              December 27, 1996


        FOR VALUE RECEIVED, the undersigned Steven Myers & Associates, Inc. (SM&A), a California corporation ("Debtor") HEREBY PROMISES TO PAY to the order of Steven and Paula Myers ("Unsecured Party"), the principal sum of Six Hundred Sixty Seven Thousand Dollars and 00/100 ($667,000.00) including interest as set forth below under the terms and conditions described herein.

     1. INTEREST RATE: This Promissory Note will bear a simple interest rate of 7.3% per annum based on a 360-day calendar year, calculated monthly on the unpaid principal balance. Interest is to accrue beginning December 28, 1996.

     2. PAYMENT TERMS: Debtor shall pay the full principal balance and all accrued interest no later than January 31, 1998.

     3. PERIOD OF PROMISSORY NOTE: This Note is in effect and valid until all accrued principal and interest has been paid to Unsecured Party.

     4. PREPAYMENT OF PROMISSORY NOTE: This note may be paid in full or in part at any time without any prepayment penalties incurred by the Debtor.

As attested by the signatures below, both parties agree to the terms and conditions as set forth above.


STEVEN MYERS & ASSOCIATES, INC.
(Debtor)                                  (Unsecured Party)

By:                                       By:

/s/ KENNETH W. COLBAUGH                   /s/ STEVEN MYERS
-------------------------------           --------------------------------
Name:  Kenneth W. Colbaugh                Name: Steven Myers
Title: COO & Executive VP
Tax ID#: 33-0080929
Date: 12/27/96                            /s/ PAULA K. MYERS
                                          --------------------------------
                                          Name: Paula K. Myers
                                          Date: 12/27/96